UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2026

GridAI Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Plaza Real, Suite 275 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRDX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 17, 2026, GridAI Technologies Corp. (the “Company”) loaned $2,000,000 to Pronghorn Resources, LLC, a Delaware limited liability company (“Pronghorn”), evidenced by a Secured Convertible Note (as amended and restated, the “Note”) and secured pursuant to a Security Agreement between the Company and Pronghorn dated July 17, 2026 (as amended, the “Security Agreement”). On September 4, 2026, the Company advanced an additional $964,000 to Pronghorn and, on October 1, 2026, the Company advanced an additional $536,000 to Pronghorn, and in connection with each such advance the Note was amended and restated and the Security Agreement was amended.

On October 22, 2026, the Company advanced an additional $1,500,000 to Pronghorn (the “Fourth Advance”). In connection with the Fourth Advance, Pronghorn issued to the Company a Third Amended and Restated Secured Convertible Note in the principal amount of $5,000,000 (the “Third A&R Note”), reflecting the aggregate of all advances made by the Company to Pronghorn. The Third A&R Note matures on the earlier of (i) December 31, 2026 and (ii) the consummation of a Change of Control Transaction (as defined in the Third A&R Note) (the “Maturity Date”). Interest accrues on the Payment Amount (as defined in the Third A&R Note) from and after the Maturity Date at an annual rate of seven percent (7%), payable in cash.

Upon a payment Event of Default (as defined in the Third A&R Note), the Company has the right, at its election, to convert all or part of the Payment Amount (or, following an Event of Default, the Default Amount) into membership interests of Pronghorn equal to ten percent (10%) of Pronghorn’s fully diluted capitalization as of the conversion date. Events of Default include, among other things, failure to pay principal or interest when due (subject to a five-day cure period for interest and other amounts), uncured covenant breaches, and defaults under the other transaction documents. Upon an uncured Event of Default, the Third A&R Note becomes, at the Company’s election, immediately due and payable in cash in the Default Amount or convertible as described above. The Third A&R Note also contains customary representations, warranties and affirmative and negative covenants, including restrictions on Pronghorn incurring indebtedness or liens other than as permitted thereunder.

Also on October 22, 2026, the Company and Pronghorn entered into a Third Amendment to Security Agreement (the “Third Amendment”), which amends the definition of “Note” in the Security Agreement to refer to the Third A&R Note, such that the Third A&R Note is secured by the security interest in Pronghorn’s assets granted under the Security Agreement. Except as expressly amended by the Third Amendment, the Security Agreement remains in full force and effect.

The foregoing descriptions of the Third A&R Note and the Third Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amended and Restated Secured Convertible Note, dated October 22, 2026, issued by Pronghorn Resources, LLC to GridAI Technologies Corp.

10.2	Third Amendment to Security Agreement, dated October 22, 2026, by and between GridAI Technologies Corp. and Pronghorn Resources, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GridAI Technologies Corp.

October 28, 2026	By:	/s/ Jason D. Sawyer
	Name:	Jason D. Sawyer
	Title:	Chief Executive Officer